Exhibit 8.1
26 July 2010
MakeMyTrip Limited
Rogers House
5 President Kennedy Street
Port Louis
Mauritius
Dear Sirs,
MakeMyTrip Limited (the “Company”)
We have acted as special Mauritius legal counsel to the Company in connection with the Company’s registration statement on Form F-1, including all amendments and supplements thereto (the “Registration Statement”), filed with the U.S. Securities and Exchange Commission (the “Commission”) on 26 July 2010 and relating to the offering (the “Offering”) by the Company and certain selling shareholders of ordinary shares of par value US$0.0005 each in the capital of the Company (the “Shares”) of which certain Shares are being offered by the Company and certain Shares are being offered by certain selling shareholders of the Company.
For the purposes of giving this opinion, we have examined a copy of the Registration Statement. We have also reviewed a copy of (1) the certificate of incorporation, the certificate of incorporation on change of name and the certificate of conversion to public company of the Company, (2) the current constitution of the Company and the new constitution to be adopted by the Company effective upon completion of the Offering, (3) the Category 1 global business licence issued by the Financial Services Commission of Mauritius under the Financial Services Act 2007, (4) written resolutions of the members of the Company dated 19 July 2010 and written resolutions of the board of directors of the Company dated 16 July 2010 (together, the “Resolutions”), (5) the Certificate of Current Standing in respect of the Company issued by the Registrar of Companies in Mauritius on 22 July 2010

, (6) the Company’s Mauritius tax residencecertificate dated 22 June 2010 issued by the Mauritius Revenue Authority, and (7) such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.
We have assumed (a) the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken, (b) that where a document has been examined by us in draft form, it will be or has been executed and/or filed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention, (c) the accuracy and completeness of all factual representations made in the Registration Statement and other documents reviewed by us, (d) that the resolutions contained in the Resolutions were passed at one or more duly convened, constituted and quorate meetings, or by unanimous written resolutions, remain in full force and effect and have not been rescinded or amended, and (e) that there is no provision of the law of any jurisdiction, other than Mauritius, which would have any implication in relation to the opinions expressed herein.
We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than Mauritius. This opinion is to be governed by and construed in accordance with the laws of Mauritius and is limited to and is given on the basis of the current law and practice in Mauritius. This opinion is issued solely for the purpose of the filing of the Registration Statement and the Offering and is not to be relied upon in respect of any other matter.
On the basis of and subject to the foregoing, we are of the opinion that the statements under the caption “Taxation—Mauritius Taxation” in the prospectus forming part of the Registration Statement, to the extent that they constitute statements of Mauritius law, are accurate in all material respects and that such statements constitute our opinion.
We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and further consent to the reference to our name under the captions “Taxation” and “Legal Matters” in the prospectus forming part of the Registration Statement. In giving this consent, we do not hereby admit that we are experts within the meaning of Section 11 of the United States Securities Act of 1933, as amended (the “Securities Act”), or that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.
Yours faithfully,
/s/ Conyers Dill & Pearman
Conyers Dill & Pearman (Mauritius) Limited